Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
QUALTRICS INTERNATIONAL INC.
Incorporated under the Laws of the State of Delaware
ARTICLE I
OFFICES AND RECORDS
Section 1.1Offices. Qualtrics International Inc. (the “Corporation”) may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
Section 1.2Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places (and/or on, by means of or in the form of any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases) in accordance with Section 224 of the General Corporation Law of the State of Delaware).
ARTICLE II
STOCKHOLDERS
Section 2.1Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and time as may be fixed by resolution of the Board of Directors. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.2Special Meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock and the Certificate of Designation filed by the Corporation with respect thereto (collectively, a “Certificate of Designation”), and except as set forth in the Corporation’s Certificate of Incorporation, as amended or restated (the “Certificate of Incorporation”), special meetings of stockholders of the Corporation may be called only by (1) the Executive Chair, (2) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of the directors then in office or (3) SAP, so long as SAP is the beneficial owner of shares of capital stock of the Corporation representing at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Executive Chair or the Board of Directors. For purposes of these Bylaws:
(1)“SAP” means (i) prior to the date of a Distribution (as defined in the Certificate of Incorporation), SAP America and, for so long as SAP America is a SAP Subsidiary, SAP SE and all SAP Subsidiaries, and (ii) following a Distribution, SAP SE and all SAP Subsidiaries.
(2)“SAP America” means SAP America, Inc., a Delaware corporation, and all successors to SAP America by way of merger, consolidation or sale of substantially all of its assets.
(3)“SAP SE” means SAP SE, a Societas Europaea registered in accordance with the corporate laws of Germany and the European Union, and all successors to SAP SE by way of merger, consolidation or sale of substantially all of its assets.
(4)“SAP Subsidiary” means any corporation, limited liability company, joint venture, partnership, trust, association or other entity in which SAP SE: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests, or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but in each case shall not include the Corporation or any Subsidiary of the Corporation.
Section 2.3Place of Meeting. The Board of Directors or the Executive Chair, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Executive Chair. If no designation is so made, the place of meeting shall be the principal executive office of the Corporation. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication.
Section 2.4Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting, stating the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise provided by applicable law, be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the

Corporation. Such further notice shall be given as may be required by law. Except as otherwise permitted by Section 2.8, business may not be conducted at a special meeting of stockholders unless it has been brought before the meeting pursuant to the Corporation’s notice of meeting.
Section 2.5Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of capital stock of the Corporation representing a majority in voting power of the then-outstanding shares entitled to vote generally at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by one or more classes or series of stock voting as a separate class or series, the holders of a majority in voting power of the then-outstanding shares of such class, classes or series shall constitute a quorum of such class, classes or series for the transaction of such business. Attendance of a person at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such person for the purposes of determining whether a quorum exists. The chairman of the meeting or the holders of shares representing a majority of the votes entitled to be cast by stockholders present in person or by proxy at the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. Notice need not be given of any such adjourned meeting if the time and place, if any, of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in conformity herewith and, in the event that the Board of Directors so fixes a new record date for determination of stockholders entitled to vote, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and such notice of the adjourned meeting shall be given to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6Conduct of Business. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts, as the chairman of the meeting deems in his or her judgment appropriate for the proper conduct of the meeting, including, without limitation, determining the order of business and the procedure at the meeting, regulating the manner of voting and the conduct of discussion as seem to him or her in order, convening and (for any or no reason) recessing and/or adjourning the meeting. Without limiting the foregoing, such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 2.7Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized officer, director, employee or agent. Such proxy must be filed with the Secretary or his or her representative at or before the time of the meeting at which such proxy will be voted. No proxy shall be valid after three (3) years from the date of its execution, unless the proxy provides for a longer period. Each proxy shall be revocable unless it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
Section 2.8Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation both at the time the notice provided for in Paragraphs (A)(2) and (A)(3) of this Section 2.8 is delivered to, or mailed to and received by, the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraphs (A)(2) and (A)(3) of this Section 2.8. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors or made by SAP pursuant to Paragraph (C)(5) of this Section 2.8, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.
(2)For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Paragraph (A)(1) of this Section 2.8, the stockholder (a) must have given timely notice thereof in writing to the Secretary and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (provided that, with respect to the annual meeting to be held in 2021, the anniversary date shall be deemed to be May 1, 2021); provided, however, that in the event that the date of any annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as provided in Section 2.5 of these Bylaws, the public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)To be in proper form for purposes of this Section 2.8, a stockholder’s notice to the Secretary (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 2.8) must set forth:
(a)as to each Proposing Person (as defined below) (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);
(b)as to each Proposing Person, (i) any derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions; (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on

Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (iv) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (v) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(c)if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee; (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (iii) such nominee’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; and (iv) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8 if such nominee were a Proposing Person;
(d)if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of each Proposing Person;
(e)a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and
(f)a representation as to whether any Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
(4)The Corporation may require any proposed nominee to furnish such other information as it may request to determine, among other things, (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.
(5)Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming all of the Corporation’s nominees for director or specifying the size of the increased Board of Directors at least 120 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice pursuant to this Section 2.8 shall also be considered timely, but only with respect to nominees for any new seats on the Board of Directors created by such increase, if it is delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)Special Meetings of Stockholders.
(1)No business other than that stated in the Corporation’s notice of a special meeting of stockholders shall be transacted at such special meeting. If the business stated in the Corporation’s notice of a special meeting of stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election to the Board of Directors at such special meeting may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation both at the time the notice provided for in Paragraph (B)(2) of this Section 2.8 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in Paragraph (B)(2) of this Section

2.8; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.
(2)If a special meeting has been called in accordance with Section 2.2 for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to clause (b) of Paragraph (B)(1) of this Section 2.8, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.8. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting and (b) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Paragraph (B) of this Section 2.8, such notice shall set forth the information required by clauses (a), (b), (c), (e), and (f) of Paragraph (A)(3) of this Section 2.8.
(C)General.
(1)Only such persons as are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of directors to serve as directors, and no business may be conducted at a meeting of stockholders unless it has been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting (or the Board of Directors in the advance of the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such non-compliant proposal or nomination be disregarded.
(2)Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(3)For purposes of this Section 2.8, (a) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (b) “Proposing Person” means (i) the stockholder giving the notice required by Paragraph (A) or Paragraph (B) of this Section 2.8, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.
(4)Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at a meeting of stockholders. Paragraph (A) of this Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.8 shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except to the extent provided in Rule 14a-11 promulgated under the Exchange Act, or (c) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.
(5)SAP. Notwithstanding anything to the contrary contained in these Bylaws, until such time as SAP ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, SAP shall be entitled to nominate persons for election to the Board of Directors and propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of this Section 2.8.
Section 2.9Required Vote. Except for any matters for which a different or minimum vote is specified under the terms of the Certificate of Incorporation, any Certificate of Designation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, when a quorum is present, the affirmative vote of the holders of shares representing at least a majority of votes present in person or represented by proxy at the meeting and entitled to vote on a matter constitutes the act of the stockholders. No stockholder shall be entitled to exercise any right of cumulative voting. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of then-outstanding capital stock of the Corporation (or any one or more classes or series of such stock) shall refer to such majority or other proportion of the votes to which such shares of capital stock entitle their holders to cast as provided in the Certificate of Incorporation or any Certificate of Designation.
Section 2.10Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 2.11Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that, and except as otherwise provided by a Certificate of Designation, from and after the date that SAP ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. All written consents authorized by this Section 2.11 shall be delivered to the Corporation by delivery to its registered office, its principal place of business or the Secretary. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 2.11. In the event that the action that is consented to is such as would have required the filing of a certificate under the General Corporation Law of the State of

Delaware that such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of stockholders or members, that written consent has been given in accordance with the General Corporation Law of the State of Delaware.
Section 2.12Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. So long as SAP is the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, upon the request of SAP, the stock list shall be provided to SAP promptly. If the meeting is to be held solely by means of remote communication, then, in addition to the foregoing requirements, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.
Section 3.2Number, Tenure, Qualifications and Election of Directors.
(A)The Board of Directors shall consist of not less than five nor more than thirteen members. Subject to the limitations of the foregoing sentence and the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies at the time such resolution is adopted (the “Entire Board of Directors”).
(B) Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of such director at which a quorum is present, provided that, except as otherwise provided by the Certificate of Incorporation, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his or her resignation will not participate in the Board of Directors’ decision.
Section 3.3Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 3.4Special Meetings. Special meetings of the Board of Directors shall be called by the Executive Chair, the Chief Executive Officer, a majority of directors then in office or, until SAP ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, SAP. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, and time of the meetings.
Section 3.5Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence (as he or she may specify) in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If given by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If given by telephone, hand delivery or confirmed facsimile transmission or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.6 of these Bylaws.
Section 3.6Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After any such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.7Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.8Quorum; Voting. Subject to Section 3.9, at all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, the directors present thereat may adjourn the meeting without further notice. Attendance of a director at a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened shall not constitute the presence of such director for the purposes of determining whether a quorum exists. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the act of a majority of directors present at a meeting at which there is a quorum constitutes the act of the Board of Directors.
Section 3.9Vacancies; Newly Created Directorships. Except as otherwise provided by the Certificate of Incorporation or a Certificate of Designation, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors (i) shall be filled only by a vote of the stockholders of the Corporation prior to the time that SAP ceases to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) after the time that SAP ceases to beneficially own shares of Common Stock representing at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of directors shall shorten the term of any incumbent director.
Section 3.10Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or by the Board of Directors or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members of any committee shall constitute a quorum for the transaction of business by such committee, unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members of a committee present at any meeting at which a quorum is present.
No committee shall have the power or authority in reference to any of the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) altering, amending or repealing any Bylaw, or adopting any new Bylaw.
Section 3.11Removal. Any director may be removed from office at any time, without cause, by the affirmative vote of the holders of shares of capital stock of the Corporation representing at least a majority of the votes entitled to be cast on the election of such director.
Section 3.12Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, and of any committee thereof, and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
Section 3.13Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.14Executive Chair. The Executive Chair, who shall not be deemed an officer of the Corporation, shall be chosen from among the directors. The Executive Chair shall, if present and except as set forth in Section 4.3, preside at all meetings of the stockholders and of the Board of Directors. The Executive Chair shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these Bylaws. In the absence of the Executive Chair, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer may also preside at any such meeting attended by the Executive Chair if he or she is so designated by the Executive Chair.

ARTICLE IV
OFFICERS
Section 4.1Officers Designated. The elected officers of the Corporation (the “Elected Officers”) shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers as the Board of Directors from time to time may deem proper. Elected Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Elected Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. Subject to the requirements of the Certificate of Incorporation, the Board of Directors, the Executive Chair or the Chief Executive Officer may appoint such other officers (including one or more Controllers, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) (each, an “Appointed Officer”) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such Appointed Officers and agents shall have such powers and duties as generally pertain to their respective offices and shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or by the Executive Chair or the Chief Executive Officer, as the case may be.
Section 4.2Election and Term of Office. Subject to the requirements of the Certificate of Incorporation, the Elected Officers shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of the Elected Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected or appointed, as the case may be, and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Certificate of Incorporation, any officer may be removed pursuant to the provisions set forth in Section 4.9.
Section 4.3Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall act in a general executive capacity and shall control the business and affairs of the Corporation. Subject to the requirements of the Certificate of Incorporation, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors fully informed of material developments regarding the business of the Corporation and shall consult with them concerning the business of the Corporation.
Section 4.4President. The President shall have such duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these Bylaws and, in the absence or incapacity of the Chief Executive Officer, shall also perform the duties of that office. In general, the President shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Executive Chair, the Chief Executive Officer, or such other officer who the Vice President reports into, or by the Board of Directors.
Section 4.6Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He or she shall assist the Executive Chair and the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs.
Section 4.7Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Executive Chair or the Chief Executive Officer.
Section 4.8Secretary. The Secretary shall keep, or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation, these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Executive Chair or the Chief Executive Officer.
Section 4.9Removal. Except as otherwise provided by the Certificate of Incorporation, any Elected Officer or Appointed Officer may be removed by the affirmative vote of a majority of directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any Appointed Officer may also be removed by the Executive Chair or the Chief Executive Officer whenever, in his or her judgment, the best interests of the Corporation would be served thereby. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with or compensation by the Corporation.
Section 4.10Vacancies. Except as otherwise provided by the Certificate of Incorporation, any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Executive Chair or the Chief Executive Officer because of death, resignation or removal may be filled by the Executive Chair or the Chief Executive Officer.

ARTICLE V
STOCK
Section 5.1Stock Certificates and Transfers; Direct Registration.
(A)The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Subject to the satisfaction of any additional requirements specified in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
The certificates of stock shall be signed and countersigned by any two authorized officers of the Corporation (with each Elected Officer and Appointed Officer being an authorized officer for such purpose) and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(B)Notwithstanding any other provision in these Bylaws, the Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates such that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.
Section 5.2Record Date.
(A)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as described above. If the Board of Directors so fixes a date for notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.2 at the adjourned meeting.
(B)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action by the Board of Director is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 5.3Lost, Mutilated, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, mutilated, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors, or any financial officer of the Corporation, may in its, or his or her, discretion require.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 6.2Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.
Section 6.3Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “Qualtrics International Inc.”
Section 6.4Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or any committee thereof.
Section 6.5Reliance upon Books, Reports and Records. The Board of Directors, each committee thereof, each member of the Board of Directors and such committees and each officer of the Corporation shall, in the performance of its, his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to it or them by any of the Corporation’s officers or employees, by any committee of the Board of Directors or by any other person as to matters that the Board, such committee, such member or such officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 6.6Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.7Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, or a committee thereof, and it shall be the duty of the Board of Directors, or such committee, to cause such audit to be done annually.
Section 6.8Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Corporation, and such resignation shall be deemed to be effective when said notice is delivered, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective, other than as required by Section 3.2 or as otherwise provided therein.

Section 6.9Indemnification and Insurance.
(A)The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees and expenses, judgments, fines, amounts to be paid in settlement and excise payments or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”)) reasonably incurred by such Covered Person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.9, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. The Corporation may, by the action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
(B)The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 6.9 or otherwise. The rights contained in this clause (B) shall inure to the benefit of a Covered Person’s heirs, executors and administrators.
(C)If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 6.9 is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(D)The rights conferred on any Covered Person by this Section 6.9 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws or the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.
(E)The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such individual or entity against such expense, liability or loss under the General Corporation Law of the State of Delaware.
(F)The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person is entitled to collect and is collectible as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, enterprise or non-profit enterprise.
(G)Any repeal or modification of the foregoing provisions of this Section 6.9 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
(H)This Section 6.9 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, to a greater extent or in an manner otherwise different than provided for in this Section 6.9 when and as authorized by appropriate corporate action.
(I)If this Section 6.9 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify each Covered Person entitled to indemnification under clause (A) of this Section 6.9 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person and for which indemnification is available to such Covered Person pursuant to this Section 6.9 to the fullest extent permitted by any applicable portion of this Section 6.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.10Establishing Forum for Certain Actions.
(A)Unless the Corporation consents in writing to the selection of any alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation (including any Certificate of Designation) or these Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine.
(B)Notwithstanding anything to the contrary herein, but subject to the foregoing provisions of this Section 6.10, unless the Corporation consents in writing to the selection of any alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
(C)To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.10.
Section 6.11Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, so long as (i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholder, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE VII
CONTRACTS, PROXIES, ETC.
Section 7.1Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time specify. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Executive Chair, the Chief Executive Officer or such other persons as the Board of Directors may authorize may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Executive Chair, the Chief Executive Officer or such other persons as the Board of Directors may authorize may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such person of responsibility with respect to the exercise of such delegated power.
Section 7.2Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Executive Chair, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.
ARTICLE VIII
AMENDMENTS
Section 8.1Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote, (i) the affirmative vote of a majority of the Entire Board of Directors shall be required to alter, amend or repeal any provision of these Bylaws, or to adopt any new Bylaw; and (ii) prior to the first date on which SAP ceases to beneficially own twenty percent (20%) or more of the aggregate number of shares of Common Stock then-outstanding, the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for the Board of Directors to alter, amend, change or repeal, or adopt any provision of these Bylaws inconsistent with, the following provisions of these Bylaws: Sections 2.2, 2.8(B), 2.8(c)(5) and 2.11 of Article II; Sections 3.2(A), 3.2(B), 3.4, 3.9 and 3.11 of Article III; Section 6.9 and Section 6.10 of Article VI; and this Section 8.1. Prior to the first date on which SAP ceases to beneficially own twenty percent (20%) or more of the aggregate number of shares of Common Stock then-outstanding, these Bylaws may also be amended by the stockholders; provided, however, that, notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by the Certificate of Incorporation or by a Certificate of Designation, the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of these Bylaws, or to adopt any new Bylaw; provided, further, however, that: (x) the prior affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for the stockholders to alter, amend, change or repeal, or adopt any Bylaw inconsistent with, the following provisions of these Bylaws: Sections 2.2, 2.8(B), 2.8(c)(5) and

2.11 of Article II; Sections 3.2(A), 3.2(B), 3.4, 3.9 and 3.11 of Article III; Section 6.9 and Section 6.10 of Article VI; and this Section 8.1.